UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 26, 2009

SEAGATE TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-31560	98-0355609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (345) 949-8066

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2009, the Compensation Committee of the Board of Directors (the “Compensation Committee”) revised the funding targets to be used for calculating annual bonus awards to each of the executive officers of Seagate Technology (“Seagate” or the “Company”) for fiscal year 2010 under Seagate’s Executive Officer Performance Bonus Plan (EPB).  As part of the Company’s management of overall operating expenses, the Compensation Committee revised downward the funding of the EPB from the levels originally approved by the Compensation Committee on July 29, 2009 and disclosed on the Company’s Form 8-K filed on July 31, 2009.  Specifically, the maximum funding level under the EPB for fiscal year 2010 is approximately 135% (reduced from 200%) of the target funding level.  Additionally, the overall reduction in funding levels will result in a reduction of approximately 50% of bonus funding with respect to the previously disclosed target bonus levels for the Company’s senior executive officers (Stephen J. Luczo, Patrick O’Malley, Robert W. Whitmore, William D. Mosley and D. Kurt Richarz), who were included as the Named Executive Officers in the Company’s fiscal year 2009 proxy statement.

Item 7.01	Regulation FD Disclosure.

On October 28, 2009, at the Company’s 2009 Annual General Meeting of Shareholders, the Company’s shareholders approved an increase in the common shares available for purchase under Seagate Technology’s Employee Stock Purchase Plan in the amount of 10 million shares.

In addition, in light of the recent increase in the Company’s share price since the announcement of a proposed employee stock option exchange program (the “Exchange Program”) and other considerations, the Company decided not to move forward with the Exchange Program at this time, and the Exchange Program proposal accordingly was not submitted for shareholder approval.

The information contained in this Item 7.01 is “furnished” but not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained in this Item 7.01 shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SEAGATE TECHNOLOGY

By:	/s/ Kenneth M. Massaroni
Name:	Kenneth M. Massaroni
Title:	Senior Vice President & General Counsel

Date: October 28, 2009

3